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Exhibit 99.1

CERTAIN DEFINED TERMS

        As used herein, unless otherwise specified or the context otherwise requires:

  •
  "Hill-Rom", the "Company", "we", "us", and "our" refer to Hill-Rom Holdings, Inc., an Indiana corporation, and its consolidated subsidiaries prior to the Merger;

  •
  "Welch Allyn" refers to Welch Allyn Holdings, Inc., a New York corporation, and its consolidated subsidiaries prior to the Merger;

  •
  "Welch Allyn Holdings" refers to Welch Allyn Holdings, Inc.;

  •
  "combined company" refers to Hill-Rom and its consolidated subsidiaries after giving pro forma effect to the Transactions;

  •
  the "Merger" refers to our acquisition of Welch Allyn, including the merger of Merger Sub with and into Welch Allyn Holdings, with Welch Allyn Holdings as the surviving entity. Following the consummation of the Merger, Welch Allyn Holdings will be an indirect wholly-owned subsidiary of Hill-Rom Holdings, Inc.;

  •
  the "Merger Agreement" refers to the Agreement and Plan of Merger, dated as of June 16, 2015, by and among Hill-Rom Holdings, Inc., Empire Merger Sub Corp. and Welch Allyn Holdings Inc.;

  •
  "Merger Sub" refers to Empire Merger Sub Corp., a New York corporation, and a direct wholly-owned subsidiary of Hill-Rom Holdings, Inc.;

  •
  "Pro Forma" gives effect to the Transactions in the manner described under "Unaudited Pro Forma Condensed Combined Financial Data";

  •
  "Revolving Credit Facility" refers to a new $500.0 million senior secured revolving credit facility to be entered into in connection with the Transactions;

  •
  "Senior Secured Credit Facilities" refers collectively to the Term Loan Facilities and the Revolving Credit Facility;

  •
  "Term Loan Facilities" refers collectively to the new (i) $1.0 billion term A loan facility (the "TLA Facility") and (ii) $800.0 million term B loan facility (the "TLB Facility") to be entered into to fund, in part, the Transactions; and

  •
  the "Transactions" refers to the private offering of $425 million of notes, our borrowings under the Senior Secured Credit Facilities, and the use of proceeds therefrom, including the issuance of approximately $425 million of common stock of Hill-Rom Holdings, Inc. and consummation of the Merger and related transactions and the payment of fees

NON-GAAP FINANCIAL MEASURES

        We present certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA with Synergies and related ratios and other data, in various places below.

        We report our financial results in accordance with generally accepted accounting principles in the United States of America ("GAAP"). However, our management believes that certain non-GAAP financial measures may provide investors with additional meaningful comparisons between current results and results in prior periods. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA and Pro Forma Adjusted

EBITDA with Synergies are examples of non-GAAP financial measures that we believe provide investors and other users of our financial information with useful information.

        We believe that issuers of high yield securities also present EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA with Synergies because investors, analysts and rating agencies consider them useful in measuring the ability of high yield issuers to meet debt service obligations. For the definitions of EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA with Synergies, and reconciliations to their most directly comparable financial measures presented in accordance with GAAP, see "Summary Historical Consolidated and Unaudited Pro Forma Condensed Combined Financial Information and Other Data".

        EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA with Synergies as we use them, may not be comparable to similarly titled measures used by other companies. We calculate EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA with Synergies by eliminating the impact of a number of items we do not consider indicative of our ongoing operating performance and certain other items. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA with Synergies are not financial measures recognized under GAAP and have limitations as analytical tools, and, when analyzing our performance, investors should use EBITDA, Adjusted EBITDA, Pro Forma EBITDA, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA with Synergies in addition to, and not as an alternative for, net income, cash flows from operations or other measures of liquidity or performance derived in accordance with GAAP.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        The following summary unaudited pro forma condensed combined financial data present the combination of the historical consolidated financial statements of Hill-Rom and Welch Allyn, adjusted to give effect to the Transactions. The summary unaudited pro forma condensed combined balance sheet combines the unaudited historical condensed consolidated balance sheet of Hill-Rom as of June 30, 2015 and the unaudited historical condensed consolidated balance sheet of Welch Allyn as of July 4, 2015, to give effect to the Transactions as if they had occurred on June 30, 2015. The summary unaudited pro forma condensed combined income statements for the periods presented herein assume that the Transactions took place on October 1, 2013, the beginning of Hill-Rom's most recently completed fiscal year. For the unaudited pro forma condensed combined income statement for the fiscal year ended September 30, 2014, Hill-Rom's audited consolidated statement of income for the fiscal year ended September 30, 2014 has been combined with Welch Allyn's audited consolidated statement of income for the year ended December 31, 2014. For the unaudited pro forma condensed combined income statement for the nine months ended June 30, 2015, Hill-Rom's unaudited condensed consolidated statement of income for the nine months ended June 30, 2015 has been combined with Welch Allyn's unaudited condensed consolidated statement of income for the three months ended December 31, 2014 and Welch Allyn's unaudited condensed consolidated statement of income for the six months ended July 4, 2015.

        For the unaudited pro forma condensed combined income statement for the twelve months ended June 30, 2015, Hill-Rom's unaudited condensed consolidated statement of income for the twelve months ended June 30, 2015 has been combined with Welch Allyn's unaudited condensed consolidated statement of income for the twelve months ended July 4, 2015 and adjusted to give effect to the Transactions. Hill-Rom's unaudited condensed consolidated statement of income for the twelve months ended June 30, 2015 has been derived by adding Hill-Rom's audited consolidated statement of income for the fiscal year ended September 30, 2014 and the unaudited condensed consolidated statement of income for the nine months ended June 30, 2015 and subtracting Hill-Rom's unaudited condensed consolidated statement of income for the nine months ended June 30, 2014. Welch Allyn's unaudited condensed consolidated statement of income for the twelve months ended July 4, 2015 has been derived by adding Welch Allyn's audited consolidated statement of income for the year ended December 31, 2014 and the unaudited condensed consolidated statement of income for the six months ended July 4, 2015 and subtracting Welch Allyn's unaudited condensed consolidated statement of income for the six months ended June 28, 2014.

        The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes. The actual results reported in periods following the Transactions may differ significantly from that reflected in the pro forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma financial information and actual amounts, cost savings from operating efficiencies and impact of potential synergies, the impact of the incremental costs incurred in integrating Welch Allyn's operations, changes in the allocation of purchase price, and the actual interest rates applicable to the funds borrowed to finance the acquisition of Welch Allyn.

        The summary unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the consolidated financial statements and related notes of Hill-Rom and the consolidated financial statements and related notes of Welch Allyn, together with the more detailed unaudited pro forma condensed combined financial information provided in the section titled "Unaudited Pro Forma Condensed Combined Financial Data" included herein.

	Pro Forma Condensed Combined Income Statement
(Dollars in millions)	Twelve Months Ended June 30, 2015	Fiscal Year Ended September 30, 2014	Nine Months Ended June 30, 2015
	(unaudited)	(unaudited)	(unaudited)
Pro Forma Condensed Combined Income Statement:
Hill-Rom revenue	$1,894.1	$1,686.1	$1,414.3
Welch Allyn revenue	684.1	677.1	521.1
Total revenue	2,578.2	2,363.2	1,935.4
Total cost of revenue	1,395.2	1,239.7	1,052.6
Gross profit	1,183.0	1,123.5	882.8
Operating profit	124.1	153.5	72.9
Income before income taxes	44.8	67.9	16.6
Net income attributable to common shareholders	36.0	35.8	14.1

Pro Forma
Twelve Months Ended June 30, 2015 (unaudited)
Other Financial Data:
Pro Forma Adjusted EBITDA with Synergies(1)	$493.3
Cash interest expense(2)	92.6
Ratio of total debt to Pro Forma Adjusted EBITDA with Synergies	4.6x
Ratio of net debt to Pro Forma Adjusted EBITDA with Synergies(3)	4.4x
Ratio of Pro Forma Adjusted EBITDA with Synergies to cash interest expense	5.3x

Pro Forma
As of June 30, 2015 (unaudited)
Pro Forma Condensed Combined Balance Sheet Data:
Cash and cash equivalents	$114.2
Total assets	4,302.2
Total liabilities	3,129.7
Shareholders' equity	1,172.5

(1)
Pro Forma Adjusted EBITDA, Pro Forma EBITDA and Pro Forma Adjusted EBITDA with Synergies are non-GAAP financial measures. Each measurement should not be viewed as an alternative to GAAP measures of performance. The presentation of Pro Forma Adjusted EBITDA, Pro Forma EBITDA and Pro Forma Adjusted EBITDA with Synergies should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We define Pro Forma Adjusted EBITDA as Pro Forma EBITDA (pro forma earnings before net interest expense, income tax expense, depreciation and amortization), as further adjusted to eliminate the impact of certain (i) non-cash items or (ii) items that we do not consider in assessing our on-going operating performance. Because it omits non-cash items, we feel that Pro Forma Adjusted EBITDA and Pro Forma EBITDA are less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of other factors that affect our operating performance. Because it omits the other items, we believe Pro Forma Adjusted EBITDA and Pro Forma EBITDA are also more reflective of our on-going operating performance. We defined Pro Forma Adjusted EBITDA with Synergies as Pro Forma Adjusted EBITDA, as further adjusted to reflect the Merger synergies expected to be achieved in the first two years following the consummation of the Merger. We believe Pro Forma Adjusted EBITDA, Pro Forma EBITDA and Pro Forma Adjusted EBITDA with Synergies are useful to investors in evaluating our operating performance because:

  •
  securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities; and

  •
  it is used by our management for internal planning purposes, including aspects of our combined operating budget and capital expenditures.

  Each of Pro Forma Adjusted EBITDA and Pro Forma EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

  •
  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

  •
  it does not reflect changes in, or cash requirements for, working capital;

  •
  it does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt;

  •
  it does not reflect payments made or future requirements for income taxes;

  •
  it adjusts for restructuring charges (reversals), asset impairment charges, stock compensation expense, acquisition integration charges and certain other charges or expenses that we do not consider indicative of future performance, some of which may require cash expenditures;

  •
  although it reflects adjustments for factors that we do not consider indicative of future performance, we may, in the future, incur expenses similar to the adjustments reflected in our calculation of Pro Forma EBITDA and Pro Forma Adjusted EBITDA included herein; and

  •
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Pro Forma EBITDA and Pro Forma Adjusted EBITDA do not reflect cash requirements for such replacements.

  Investors are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. The following table presents a reconciliation from pro forma net income to Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA with Synergies:

Unaudited Pro Forma
Twelve Months Ended June 30, 2015
(in millions)
Net income	$35.6
Income taxes	9.2
Other expense, including net interest expense(a)	79.3

Operating profit	124.1
Depreciation and amortization	186.5

Pro Forma EBITDA	310.6
Adjustments:
Stock-based compensation	90.3
Acquisition and integration costs(b)	29.4
Field corrective actions(c)	4.9
Special charges(d)	20.8
FDA remediation expenses(e)	4.7
Litigation charges (credits)(f)	(0.6)
Discontinued product lines(g)	(2.6)
Sourcing and restructuring run-rate(h)	0.6
Scale-Tronix acquisition contribution(i)	5.2

Pro Forma Adjusted EBITDA	463.3
Acquisition synergies(j)	30.0

Pro Forma Adjusted EBITDA with Synergies	$493.3

(a)
Primary component is interest expense, but also includes investment earnings, transactional impacts of foreign exchange and other miscellaneous non-operating income and expense.

(b)
Hill-Rom acquisition and integration costs, unrelated to the Merger, include legal and professional fees, severance, temporary labor, consulting and other costs related to the close and integration of previously acquired businesses, including the write-off of the inventory step-up associated with the allocation of purchase price to acquired assets.

(c)
Hill-Rom field corrective action costs relate to costs incurred to address broad-based product related matters outside of normal warranty provisions.

(d)
Special charges include a variety of non-Merger costs associated with prior restructuring actions, including severance and related benefits, lease termination fees, asset write-downs and temporary labor on shutdown of operations.

(e)
Temporary costs incurred to address remediation of issues raised by the Food and Drug Administration in its Hill-Rom warning letter.

(f)
Aggregate charges, costs or recoveries associated with Hill-Rom litigation settlements.

(g)
Removal of income contribution from discontinued Welch Allyn product lines.

(h)
Benefit from Welch Allyn restructuring and sourcing initiatives completed in 2014 for which full benefits were not achieved in the twelve month period.

(i)
Annualized pro forma adjusted EBITDA contribution from Scale-Tronix acquisition, which was completed by Welch Allyn in May 2015.

(j)
Represents estimate of Merger synergies expected to be achieved in the first two years following the Merger. We believe we can achieve additional cost synergies as a result of the Transactions that are not reflected in Pro Forma Adjusted EBITDA, and have estimated annual run rate synergies of $30 million pre-tax by the end of fiscal year 2017. Of the estimated synergies, approximately $10 million are expected to be from supplier functions, operational efficiencies and manufacturing footprint areas and approximately $15 million of synergies are expected to be from back office and senior leadership areas. Lastly, approximately $5 million of synergies are expected to be from R&D and sales strategy areas. By the end of fiscal year 2018, the Company believes it will achieve a total of $40 million in annual pre-tax synergies. However, actual cost savings, the costs required to realize the cost savings and the source of the cost savings could differ materially from these estimates, and we cannot assure you that we will achieve the full amount of cost savings on the schedule anticipated or at all. In addition, some of these synergies and cost-savings will not comply with Article II of Regulation S-X. See "Risk Factors—Risks Related to the Merger—Successful integration of Welch Allyn with Hill-Rom and successful operation of the combined company are not assured. Also, integrating Hill-Rom's business with that of Welch Allyn may divert the attention of management away from operations".
(2)
Cash interest expense is interest expense excluding amortization of deferred financing fees.

(3)
Net debt is defined as total debt less the amount of cash and cash equivalents, restricted cash, investments and marketable securities (current and long-term).

SUMMARY HISTORICAL FINANCIAL DATA OF HILL-ROM

        The following table sets forth the summary historical financial data of Hill-Rom as of and for the periods indicated. The summary historical consolidated financial data as of September 30, 2014 and 2013 and for the fiscal years ended September 30, 2014, 2013 and 2012 has been derived from Hill-Rom's audited consolidated financial statements. The summary historical consolidated financial data as of September 30, 2012 has been derived from Hill-Rom's audited consolidated financial statements for such year, which are not included herein. We have derived the summary historical consolidated financial data as of June 30, 2015 and for the nine months ended June 30, 2015 and 2014 from the unaudited condensed consolidated financial statements of Hill-Rom for such periods, which contain all adjustments, consisting of normal recurring adjustments, that management considers necessary for a fair presentation of our financial position and results of operations for the periods presented. We derived the summary historical consolidated financial data for the twelve months ended June 30, 2015 by adding the financial data for the fiscal year ended September 30, 2014 and the nine months ended June 30, 2015, and subtracting the financial data for the nine months ended June 30, 2014. Operating results for the nine month and twelve month periods are not necessarily indicative of results for a full fiscal year, or any other periods. The audited consolidated financial statements as of September 30, 2014 and 2013 and for the fiscal years ended September 30, 2014, 2013 and 2012 and the unaudited interim condensed consolidated financial statements as of June 30, 2015 and for the nine months ended June 30, 2015 and 2014 are contained in Hill-Rom's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and Hill-Rom's Quarterly Report for the quarter ended June 30, 2015, respectively.

        This summary historical financial data of Hill-Rom is qualified in its entirety by reference to, and should be read in conjunction with, the information contained in "Unaudited Pro Forma Condensed Combined Financial Data" included herein, "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, as well as the audited consolidated financial statements of Hill-Rom for the fiscal years ended September 30, 2014, 2013 and 2012 in Hill-Rom's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and the unaudited interim condensed consolidated financial statements of Hill-Rom for the nine months ended June 30, 2015 and 2014, in Hill-Rom's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Statements of Consolidated Income

	Twelve Months Ended June 30,	Nine Months Ended June 30,		Fiscal Year Ended September 30,
(Dollars in millions except per share data)	2015	2015	2014	2014	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)
Net Revenue
Capital sales	$1,515.4	$1,125.9	$911.9	$1,301.4	$1,308.3	$1,198.2
Rental revenue	378.7	288.4	294.4	384.7	407.9	436.1

Total Revenue	1,894.1	1,414.3	1,206.3	1,686.1	1,716.2	1,634.3
Gross Profit
Capital sales	641.8	473.6	403.0	571.2	560.5	507.8
Rental revenue	195.1	150.0	163.6	208.7	219.8	246.9

Total Gross Profit	836.9	623.6	566.6	779.9	780.3	754.7
Research and development expenses	88.9	67.3	50.3	71.9	70.2	66.9
Selling and administrative expenses	607.1	455.5	396.7	548.3	549.5	496.4
Litigation (credit) charge	—	—	—	—	—	(3.6)
Impairment of other intangibles	—	—	—	—	—	8.0
Special charges	16.6	11.9	32.4	37.1	5.7	18.2

Operating Profit	124.3	88.9	87.2	122.6	154.9	168.8
Other income (expense), net	(8.5)	(7.3)	(6.2)	(7.4)	(10.9)	(5.3)

Income Before Income Taxes	115.8	81.6	81.0	115.2	144.0	163.5
Income tax expense	34.3	24.7	45.0	54.6	39.0	42.7

Net Income	81.5	56.9	36.0	60.6	105.0	120.8
Less: Net loss attributable to non-controlling interests	(0.4)	(0.4)	—	—	—	—

Net Income Attributable to Common Shareholders	$81.9	$57.3	$36.0	$60.6	$105.0	$120.8

Other Financial Data:
Cash provided by (used in):
Operating activities	$200.5	$124.4	$134.2	$210.3	$263.2	$261.7
Investing activities	(348.6)	(104.4)	(50.3)	(294.5)	(58.6)	(539.5)
Financing activities	172.3	9.5	(99.0)	63.8	(161.5)	135.6
Effect of exchange rate changes on cash	(12.7)	(5.4)	(0.4)	(7.7)	—	1.9
Capital expenditures(1)	$120.9	$102.6	$44.4	$62.7	$65.3	$77.8
Adjusted EBITDA(2)	$309.3	$226.4	$206.9	$289.8	$318.5	$335.9

Balance Sheet Data

		As of September 30,
	As of June 30, 2015
(Dollars in millions)		2014	2013	2012
Cash and cash equivalents	$123.4	$99.3	$127.4	$84.3
Total assets	1,757.5	1,752.1	1,586.8	1,627.6
Total debt	577.8	491.8	307.0	352.7
Shareholders' equity	769.2	806.5	858.7	812.6

(1)
Capital expenditures for twelve and nine months ended June 30, 2015 include approximately $50 million of non-recurring rental fleet investment in support of recent large contract wins.

(2)
Adjusted EBITDA and EBITDA are non-GAAP financial measures. These measurements should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA and EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. See note (1) to the table set forth above in the section entitled "Summary Unaudited Pro Forma Condensed Combined Financial Data". The following table presents a reconciliation from net income to EBITDA and Adjusted EBITDA.

	Twelve Months Ended June 30,	Nine Months Ended June 30,		Fiscal Year Ended September 30,
	2015	2015	2014	2014	2013	2012
	(in millions)
Net income	$81.5	$56.9	$36.0	$60.6	$105.0	$120.8
Income tax expense	34.3	24.7	45.0	54.6	39.0	42.7
Other expense, including net interest expense(a)	8.5	7.3	6.2	7.4	10.9	5.3

Operating income	124.3	88.9	87.2	122.6	154.9	168.8
Depreciation and amortization	111.2	84.8	80.0	106.4	116.8	111.7

EBITDA	235.5	173.7	167.2	229.0	271.7	280.5
Adjustments:
Stock-based compensation	18.8	14.0	13.2	18.0	13.5	11.6
Acquisition and integration costs(b)	29.4	19.5	6.4	16.3	8.8	11.7
Field corrective actions(c)	4.9	4.9	(1.7)	(1.7)	12.2	16.0
Special charges(d)	16.6	11.9	32.4	37.1	5.7	18.2
FDA remediation expenses(e)	4.7	3.0	2.8	4.5	6.1	—
Litigation charges (credits)(f)	(0.6)	(0.6)	—	—	0.5	(3.6)
Impairment of intangibles(g)	—	—	—	—	—	8.0
Employee benefits change(h)	—	—	(13.4)	(13.4)	—	—
Vendor product recall(i)	—	—	—	—	—	(6.5)

Adjusted EBITDA	$309.3	$226.4	$206.9	$289.8	$318.5	$335.9

(a)
Primary component is interest expense, but also includes investment earnings, transactional impacts of foreign exchange and other miscellaneous non-operating income and expense.

(b)
Acquisition and integration costs include legal and professional fees, severance, temporary labor, consulting and other costs related to the close and integration of acquired businesses, including the write-off of inventory step-up associated with the allocation of purchase price to acquired assets.

(c)
Field corrective action costs relate to costs incurred to address broad-based product related matters outside of normal warranty provisions.

(d)
Special charges include a variety of costs associated with restructuring actions, including severance and related benefits, lease termination fees, asset write-downs and temporary labor on shutdown of operations.

(e)
Temporary costs incurred to address remediation of issues raised by the Food and Drug Administration in its warning letter.

(f)
Aggregate charges, costs or recoveries associated with litigation settlements.

(g)
Impairment of an indefinite lived intangible asset upon a change in strategic direction with respect to its use.

(h)
Benefit associated with the implementation of a new paid time off program that impacted the vesting provisions with respect to the accumulation of paid time off, resulting in a net reversal of previously accrued costs.

(i)
Related to a vendor initiated product recall on purchased rental equipment.

SUMMARY HISTORICAL FINANCIAL DATA OF WELCH ALLYN

        The following table sets forth the summary historical financial data and other data of Welch Allyn. The summary historical consolidated financial data as of December 31, 2014 and 2013 and for the fiscal years ended December 31, 2014, 2013 and 2012 has been derived from Welch Allyn's audited consolidated financial statements. The summary historical consolidated financial data as of December 31, 2012 has been derived from Welch Allyn's audited consolidated financial statements for such year, which are not included herein. The summary historical financial data as of July 4, 2015 and for the six month periods ended July 4, 2015 and June 28, 2014 have been derived from Welch Allyn's historical unaudited interim condensed consolidated financial statements included as Exhibit 99.2.

        The summary historical financial data for the twelve months ended July 4, 2015 has been derived by adding the financial data for the year ended December 31, 2014 and the six months ended July 4, 2015, and subtracting the financial data for the six months ended June 28, 2014. Operating results for the six month and twelve month periods are not necessarily indicative of results for a full fiscal year, or any other periods. The audited consolidated financial statements as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 are included in Amendment No. 1 to Hill-Rom's Form S-4 filed on August 14, 2015 and the unaudited interim condensed consolidated financial statements as of July 4, 2015 and for the six months ended July 4, 2015 and June 28, 2014 of Welch Allyn have been included as Exhibit 99.2.

        This summary historical financial data of Welch Allyn is qualified in its entirety by reference to, and should be read in conjunction with, the information contained in "Unaudited Pro Forma Condensed Combined Financial Data" included herein and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as the audited consolidated financial statements of Welch Allyn for the years ended December 31, 2014, 2013 and 2012 included in Amendment No. 1 to Hill-Rom's Form S-4 filed on August 14, 2015 and the unaudited interim condensed consolidated financial statements of Welch Allyn for the six months ended July 4, 2015 and June 28, 2014 included as Exhibit 99.2.

	Twelve Months Ended
		Six Months Ended		Year Ended December 31,
	July 4, 2015	July 4, 2015	June 28, 2014
(Dollars in millions except per share data)				2014	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)
Statement of Income Data:
Net Sales	$691.2	$334.2	$326.8	$683.8	$700.9	$683.1
Cost of goods sold	342.3	171.6	163.8	334.5	348.6	337.2
Restructuring cost of goods sold	2.7	0.4	3.6	5.9	11.7	3.9

Gross profit	346.2	162.2	159.4	343.4	340.6	342.0
Selling, general, and administrative expenses	312.5	166.5	132.7	278.7	295.1	289.0
Restructuring charges	(1.3)	—	2.4	1.1	7.9	9.2
Trademark and goodwill impairment	—	—	—	—	2.5	5.0

Operating income (loss)	35.0	(4.3)	24.3	63.6	35.1	38.8
Other income (expense), net	17.2	17.6	5.7	5.3	6.4	3.8

Income before income taxes	52.2	13.3	30.0	68.8	41.5	42.6
Income tax expense	20.1	9.6	9.7	20.2	10.3	12.2

Net Income	$32.1	$3.7	$20.3	$48.7	$31.2	$30.4

Other Financial Data:
Cash provided by (used in):
Operating activities	$79.0	$32.6	$24.8	$71.2	$77.6	$48.0
Investing activities	0.6	18.0	(13.9)	(31.3)	(31.8)	(7.8)
Financing activities	(1.0)	—	(1.1)	(2.1)	(1.1)	(20.7)
Effect of exchange rate changes on cash	(4.0)	(0.5)	(1.0)	(4.5)	(0.5)	0.9
Capital expenditures	$11.6	$5.3	$6.9	$13.2	$13.6	$14.3
Adjusted EBITDA(1)	$153.9	$70.5	$64.8	$148.2	$109.1	$87.1

		As of December 31,
	As of July 4, 2015
		2014	2013	2012
Balance Sheet Data:
Cash and cash equivalents	$228.5	$178.4	$145.1	$101.0
Total assets	800.2	747.4	703.0	631.6
Long term obligations	133.0	82.7	68.3	54.4
Shareholders' equity	538.4	545.2	504.7	465.8

(1)
Adjusted EBITDA and EBITDA are non-GAAP financial measures. Hill-Rom management used this measure in evaluating the performance of Welch Allyn in the course of evaluating the Merger. EBITDA is defined as GAAP operating income of Welch Allyn before net interest expense, income tax expense, depreciation and amortization and Adjusted EBITDA is defined as EBITDA as further adjusted for the impact from discontinued product lines, special charges, and other unusual events, which may be highly variable, difficult to predict and of a size that sometimes have substantial impact on Welch Allyn's reported operations for a period, and the impact of other items, such as the discontinuance of the Domestic International Sales Corporation ("DISC") commissions, which are not permitted under IRS regulations for public companies, and stock-based compensation expense. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The following table presents a reconciliation from net income to EBITDA and Adjusted EBITDA.

	Twelve Months Ended
		Six Months Ended		Year Ended December 31,
	July 4, 2015	July 4, 2015	June 28, 2014
				2014	2013	2012
	(in millions)
Net income	$32.1	$3.7	$20.3	$48.7	$31.2	$30.4
Income taxes	20.1	9.6	9.7	20.2	10.3	12.2
Other income, including net interest expense(a)	(17.2)	(17.6)	(5.7)	(5.3)	(6.4)	(3.8)

Operating income (loss)	35.0	(4.3)	24.3	63.6	35.1	38.8
Depreciation and amortization	28.4	15.6	12.1	24.9	24.5	23.6

EBITDA	63.4	11.3	36.4	88.5	59.6	62.4
Adjustments:
Stock-based compensation(b)	71.5	56.8	8.3	23.0	20.8	8.2
DISC commissions(c)	11.6	—	9.4	21.0	18.6	16.9
Restructuring charges(d)	4.2	0.4	6.0	9.8	19.7	13.1
Impairment of intangibles(e)	—	—	—	—	2.5	5.0
Discontinued product lines(f)	(2.6)	(0.6)	(2.7)	(4.7)	(12.1)	(18.5)
Sourcing and restructuring run rate(g)	0.6	—	4.8	5.4	—	—
Scale-Tronix acquisition contribution(h)	5.2	2.6	2.6	5.2	—	—

Adjusted EBITDA	$153.9	$70.5	$64.8	$148.2	$109.1	$87.1

(a)
Primary component is investment income, net of interest expense.

(b)
Removal of compensation associated with long term incentive plan.

(c)
Represents the complete removal of DISC commission expense. The DISC was not acquired in the Merger and is not permitted under IRS regulations for a public company.

(d)
Add back of restructuring costs incurred during the period, including $2.8 million of sales and marketing reorganization costs in 2014.

(e)
Impairment of indefinite lived intangible assets.

(f)
Removal of income contribution from product lines which Welch Allyn discontinued.

(g)
Benefit from restructuring and sourcing initiatives completed in 2014 for which full benefits were not achieved in the period.

(h)
Annualized pro forma adjusted EBITDA contribution from Scale-Tronix acquisition, which was completed in May 2015.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        On June 16, 2015, Hill-Rom Holdings, Inc. ("Hill-Rom") entered into a Merger Agreement (the "Merger Agreement"), by and among Hill-Rom, Empire Merger Sub Corp. ("Merger Sub") and Welch Allyn Holdings, Inc. ("Welch Allyn"), providing for the acquisition of Welch Allyn by Hill-Rom. Pursuant to the terms of the Merger Agreement, Merger Sub will be merged with and into Welch Allyn with Welch Allyn surviving the Merger as a wholly owned subsidiary of Hill-Rom (the "Merger").

        Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock—Class A, no par value per share, of Welch Allyn and common stock—Class B, $.01 par value per share, of Welch Allyn (collectively, the "Welch Allyn Common Stock"), as of the closing of the Merger, will be converted into the right to receive a portion of the aggregate Merger consideration, consisting of cash consideration of $1.625 billion (the "Cash Consideration") and 8,133,722 shares of common stock, without par value, of Hill-Rom (the "Equity Consideration") subject to adjustments for net working capital, cash, indebtedness and selling expenses (collectively, the "Merger Consideration"). The Merger Agreement has been approved by the Board of Directors of Hill-Rom and the Board of Directors of Welch Allyn.

        We intend to finance the Merger and pay related fees and expenses associated therewith with (i) the Senior Secured Credit Facilities comprised of (A) the $1.0 billion TLA Facility, (B) the $800.0 million TLB Facility and (C) the $500.0 million Revolving Credit Facility and (ii) the issuance of notes hereby.

        The following unaudited pro forma condensed combined financial statements, referred to as the pro forma financial statements, present the combination of the historical consolidated financial statements of Hill-Rom and Welch Allyn, adjusted to give effect to the Merger and the incurrence of debt financing to complete the Merger.

        The unaudited pro forma condensed combined balance sheet, referred to as the pro forma balance sheet, combines the unaudited historical condensed consolidated balance sheet of Hill-Rom as of June 30, 2015 and the unaudited historical condensed consolidated balance sheet of Welch Allyn as of July 4, 2015, to give effect to the Transactions, as if they had occurred on June 30, 2015.

        The unaudited pro forma condensed combined income statements for the periods presented herein assume that the Transactions took place on October 1, 2013, the beginning of Hill-Rom's most recently completed fiscal year. For the unaudited pro forma condensed combined income statement for the fiscal year ended September 30, 2014, Hill-Rom's audited consolidated statement of income for the fiscal year ended September 30, 2014 has been combined with Welch Allyn's audited consolidated statement of income for the year ended December 31, 2014. For the unaudited pro forma condensed combined income statement for the nine months ended June 30, 2015, Hill-Rom's unaudited condensed consolidated statement of income for the nine months ended June 30, 2015 has been combined with the combination of Welch Allyn's unaudited condensed consolidated statement of income for the three months ended December 31, 2014 and Welch Allyn's unaudited condensed consolidated statement of income for the six months ended July 4, 2015. Given the different fiscal year ends of Hill-Rom and Welch Allyn, the Welch Allyn unaudited condensed consolidated statement of income for the three months ended December 31, 2014 has been included in both the fiscal year ended September 30, 2014 and the nine months ended June 30, 2015 pro forma condensed combined income statements. Sales and net income for Welch Allyn for the three months ended December 31, 2014 were $192.1 million and $12.6 million, respectively. For the unaudited pro forma condensed combined income statement for the twelve months ended June 30, 2015, Hill-Rom's unaudited condensed consolidated statement of income for the twelve months ended June 30, 2015 has been combined with Welch Allyn's unaudited condensed consolidated statement of income for the twelve months ended July 4, 2015. Hill-Rom's unaudited condensed consolidated statement of income for the twelve months ended June 30, 2015 has been derived by adding Hill-Rom's audited consolidated statement of income for the fiscal year ended

September 30, 2014 and the unaudited condensed consolidated statement of income for the nine months ended June 30, 2015 and subtracting Hill-Rom's unaudited condensed consolidated statement of income for the nine months ended June 30, 2014. Welch Allyn's unaudited condensed consolidated statement of income for the twelve months ended June 30, 2015 has been derived by adding Welch Allyn's audited consolidated statement of income for the year ended December 31, 2014 and the unaudited condensed consolidated statement of income for the six months ended July 4, 2015 and subtracting Welch Allyn's unaudited condensed consolidated statement of income for the six months ended June 28, 2014. The unaudited pro forma condensed combined income statement for the fiscal year ended September 30, 2014, the unaudited pro forma condensed combined income statement for the twelve months ended June 30, 2015 and the unaudited pro forma condensed combined income statement for the nine months ended June 30, 2015 are collectively referred to as the pro forma income statements.

        The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial information for illustrative purposes. The actual results reported in periods following the Transactions may differ significantly from that reflected in these pro forma financial statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare these pro forma financial statements and actual amounts, cost savings from operating efficiencies and impact of potential synergies, the impact of the incremental costs incurred in integrating Welch Allyn's operations, changes in the allocation of purchase price, and the actual interest rates applicable to the funds borrowed to finance the acquisition of Welch Allyn.

        As a result, the pro forma information does not purport to be indicative of what the financial condition or results of operations would have been had the Transactions been completed on the applicable dates of this pro forma financial information. The pro forma financial statements are based upon the historical financial statements of Hill-Rom and Welch Allyn and do not purport to project the future financial condition and results of operations after giving effect to the transaction.

        The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages. The pro forma adjustments are based on assumptions relating to the consideration paid and the allocation of the purchase price thereof to the acquired assets and liabilities of Welch Allyn based on preliminary estimates of fair value. The final purchase price and the allocation thereof will differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized.

        The following unaudited pro forma condensed combined financial information is derived from the historical financial statements of Hill-Rom and Welch Allyn and has been prepared to illustrate the effects of the acquisition, including the financing of the acquisition of Welch Allyn by Hill-Rom. This pro forma financial information should be read in conjunction with the historical financial statements and the accompanying notes of Hill-Rom and Welch Allyn.

Hill-Rom Holdings, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Income
For the Twelve Months Ended June 30, 2015
($ in millions)

	Historical
	Hill-Rom Holdings Inc.	Welch Allyn Holdings Inc. and subsidiaries	Reclass (Note-2)	Pro Forma Adjustments	Note	Pro Forma As Adjusted
Net Revenue
Capital sales	$1,515.4	$691.2	$(7.1)	$—		$2,199.5
Rental revenue	378.7	—				378.7

Total revenue	1,894.1	691.2	(7.1)	—		2,578.2
Cost of Revenue
Cost of goods sold	873.6	345.0	(5.6)	(1.4)	Note 4.A	1,211.6
Rental expenses	183.6	—				183.6

Total cost of revenue	1,057.2	345.0	(5.6)	(1.4)		1,395.2

Gross Profit	836.9	346.2	(1.5)	1.4		1,183.0
Research and development expenses	88.9	—	55.5	(0.1)	Note 4.A	144.3
Selling and administrative expenses	607.1	312.5	(58.9)	36.7	Note 4.A	897.4
Special charges	16.6	(1.3)	1.9	—		17.2

Operating Profit	124.3	35.0	—	(35.2)		124.1

Interest expense	(12.5)	—		(88.0)	Note 4.B	(100.5)
Investment income and other, net	4.0	17.2		—		21.2

Income Before Income Taxes	115.8	52.2	—	(123.2)		44.8
Income tax expense	34.3	20.1		(45.2)	Note 4.C	9.2

Net Income	81.5	32.1	—	(78.0)		35.6
Less: Net loss attributable to noncontrolling interest	(0.4)	—	—	—		(0.4)

Net Income Attributable to Common Shareholders	$81.9	$32.1	$—	$(78.0)		$36.0

Net Income Attributable to Common Shareholders per Common Share—Basic	$1.44					$0.55

Net Income Attributable to Common Shareholders per Common Share—Diluted	$1.41					$0.54

Dividends per Common Share	$0.63					$0.55

Average Common Shares Outstanding—Basic	56,720			8,134		64,854

Average Common Shares Outstanding—Diluted	57,967			8,134		66,101

Hill-Rom Holdings, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Income
For the Fiscal Year Ended September 30, 2014
($ in millions)

	Historical
	Hill-Rom Holdings Inc.	Welch Allyn Holdings Inc. and subsidiaries	Reclass (Note-2)	Pro Forma Adjustments	Note	Pro Forma As Adjusted
Net Revenue
Capital sales	$1,301.4	$683.8	$(6.7)	$—		$1,978.5
Rental revenue	384.7	—				384.7

Total revenue	1,686.1	683.8	(6.7)	—		2,363.2
Cost of Revenue
Cost of goods sold	730.2	340.4	(8.2)	1.3	Note 4.A	1,063.7
Rental expenses	176.0	—		—		176.0

Total cost of revenue	906.2	340.4	(8.2)	1.3		1,239.7

Gross Profit	779.9	343.4	1.5	(1.3)		1,123.5
Research and development expenses	71.9	—	49.8	0.1	Note 4.A	121.8
Selling and administrative expenses	548.3	278.7	(52.7)	31.3	Note 4.A	805.6
Special charges	37.1	1.1	4.4	—		42.6

Operating Profit	122.6	63.6	—	(32.7)		153.5

Interest expense	(9.8)	—	—	(83.5)	Note 4.B	(93.3)
Investment income and other, net	2.4	5.3	—	—		7.7

Income Before Income Taxes	115.2	68.9	—	(116.2)		67.9
Income tax expense	54.6	20.2	—	(42.7)	Note 4.C	32.1

Net Income	$60.6	$48.7	$—	$(73.5)		$35.8

Net Income per Common Share—Basic	$1.05					$0.55

Net Income per Common Share—Diluted	$1.04					$0.54

Dividends per Common Share	$0.60					$0.53

Average Common Shares Outstanding—Basic	57,555			8,134		65,689

Average Common Shares Outstanding—Diluted	58,523			8,134		66,657

Hill-Rom Holdings, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Income
For the Nine Months Ended June 30, 2015
($ in millions)

	Historical
	Hill-Rom Holdings Inc.	Welch Allyn Holdings Inc. and subsidiaries	Reclass (Note-2)	Pro Forma Adjustments	Note	Pro Forma As Adjusted
Net Revenue
Capital sales	$1,125.9	$526.3	$(5.2)	$—		$1,647.0
Rental revenue	288.4	—	—	—		288.4

Total revenue	1,414.3	526.3	(5.2)	—		1,935.4
Cost of Revenue
Cost of goods sold	652.3	266.3	(2.8)	(1.6)	Note 4.A	914.2
Rental expenses	138.4	—	—	—		138.4

Total cost of revenue	790.7	266.3	(2.8)	(1.6)		1,052.6

Gross Profit	623.6	260.0	(2.4)	1.6		882.8
Research and development expenses	67.3	—	43.8	(0.1)	Note 4.A	111.0
Selling and administrative expenses	455.5	249.6	(46.2)	28.1	Note 4.A	687.0
Special charges	11.9	—	—	—		11.9

Operating Profit	88.9	10.4	—	(26.4)		72.9

				—
Interest expense	(9.5)	—	—	(67.7)	Note 4.B	(77.2)
Investment income and other, net	2.2	18.7	—	—		20.9

Income Before Income Taxes	81.6	29.1	—	(94.1)		16.6
Income tax expense	24.7	12.8	—	(34.6)	Note 4.C	2.9

Net Income	56.9	16.3	—	(59.5)		13.7
Less: Net loss attributable to noncontrolling interest	(0.4)	—	—	—		(0.4)

Net Income Attributable to Common Shareholders	$57.3	$16.3	$—	$(59.5)		$14.1

Net Income Attributable to Common Shareholders per Common Share—Basic	$1.01					$0.22

Net Income Attributable to Common Shareholders per Common Share—Diluted	$0.99					$0.21

Dividends per Common Share	$0.47					$0.41

Average Common Shares Outstanding—Basic	56,777			8,134		64,911

Average Common Shares Outstanding—Diluted	57,943			8,134		66,077

Hill-Rom Holdings, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 30, 2015
($ in millions)

	Historical
	Hill-Rom Holdings, Inc.	Welch Allyn Holdings, Inc. and subsidiaries	Reclass (Note-2)	Pro Forma Adjustments	Note	Pro Forma As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$123.4	$228.5	$—	$(237.7)	Note 5.D	$114.2
Trade receivables, net of allowances	390.6	71.7	—	—		462.3
Inventories	169.9	61.1	—	29.2	Note 3	260.2
Deferred income taxes	43.1	16.7	—	(15.0)	Note 5.J	44.8
Other current assets	54.4	12.3	—	19.0	Note 5.F	85.7

Total current assets	781.4	390.3	—	(204.5)		967.2

Property, plant, and equipment, net	287.5	91.3	—	28.2	Note 3	407.0
Intangible assets:
Goodwill	406.3	125.0	—	1,109.0	Note 3	1,640.3
Software and other, net	235.0	30.2	29.5	840.2	Note 3	1,134.9
Deferred income taxes	22.9	35.4	—	(36.5)	Note 5.J	21.8
Other assets	24.4	128.0	(29.5)	8.1	Note 5.G	131.0

Total Assets	$1,757.5	$800.2	$—	$1,744.5		$4,302.2

LIABILITIES
Current Liabilities
Trade accounts payable	$85.2	$22.1	$—	$—		$107.3
Short-term borrowings	130.0	—	—	(72.0)	Note 5.E	58.0
Accrued compensation	82.8	—	20.2	—		103.0
Accrued product warranties	29.4	—	3.3	—		32.7
Other current liabilities	81.1	106.7	(23.5)	(29.2)	Note 5.H	135.1

Total current liabilities	408.5	128.8	—	(101.2)		436.1

Long-term debt	447.8	—	—	1,772.0	Note 5.E	2,219.8
Accrued pension and postretirement benefits	75.7	15.2	—	—		90.9
Deferred income taxes	23.9	—	—	321.3	Note 5.J	345.2
Other long-term liabilities	32.4	117.8	—	(112.5)	Note 5.I	37.7

Total Liabilities	988.3	261.8	—	1,879.6		3,129.7

SHAREHOLDERS' EQUITY
Capital Stock:
Preferred stock—without par value	—	—	—	—		—
Common stock—without par value	4.4	1.1	—	(1.1)	Note 5.K	4.4
Additional paid-in-capital	144.6	—	—	425.0	Note 5.K	569.6
Retained earnings	1,530.1	685.8	—	(707.5)	Note 5.K	1,508.4
Accumulated other comprehensive income/(loss)	(123.2)	3.8	—	(3.8)	Note 5.K	(123.2)
Treasury stock, at cost	(797.2)	(152.3)	—	152.3	Note 5.K	(797.2)

Total Shareholders' Equity Attributable to Common Shareholders	758.7	538.4		(135.1)		1,162.0
Noncontrolling Interests	10.5	—	—	—		10.5

Total Shareholders' Equity	769.2	538.4	—	(135.1)		1,172.5

Total Liabilities and Shareholders' Equity	$1,757.5	$800.2	$—	$1,744.5		$4,302.2

Hill-Rom Holdings, Inc. and Subsidiaries
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1—Basis of presentation

        The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting under U.S. GAAP and are based on the historical consolidated financial statements of Hill-Rom Holdings, Inc. for the fiscal year ended September 30, 2014 and the nine month periods ended June 30, 2015 and 2014; along with the historical consolidated financial statements of Welch Allyn Holdings, Inc. for the year ended December 31, 2014 and the three month period ended December 31, 2014, and the six month periods ended July 4, 2015 and June 28, 2014. Sales and net income for the Welch Allyn three month period ended December 31, 2014 included in all three pro forma periods were $192.1 million and $12.6 million, respectively.

        The unaudited pro forma condensed combined income statements for Hill-Rom and Welch Allyn for the fiscal year ended September 30, 2014, the twelve months ended June 30, 2015 and the nine months ended June 30, 2015 give effect to Hill-Rom's acquisition of Welch Allyn.

        We prepared the unaudited pro forma condensed combined financial information using the acquisition method of accounting, which is based upon Accounting Standards Codification ("ASC") 805, Business Combinations, the Financial Accounting Standard Board's ("FASB") standard related to business combinations. The business combination standard incorporates the FASB standard related to fair value measurement concepts. We have adopted both FASB standards related to business combinations and fair value measurements as required. The FASB standard issued related to business combinations requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. In addition, the standard establishes that the consideration transferred be measured at the closing date of the acquisition at the then-current market price. The transaction fees and expenses have been excluded from the unaudited pro forma condensed combined income statements as they are non-recurring. ASC 820, Fair Value Measurements and Disclosures, the FASB's standard related to fair value measurements, defines the term "fair value" and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of inputs used to develop the fair value measures. Fair value is defined in the standard as "the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date". This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result of these standards, we may be required to record assets that we do not intend to use or sell (defensive assets) and/or to value assets at fair value measurements that do not reflect our intended use of those assets. Many of these fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

        The assumptions and related pro forma adjustments described below have been developed based on assumptions and adjustments, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Welch Allyn based on preliminary estimates of fair value. The final purchase price allocation will differ from that reflected in the pro forma financial statements after final valuation procedures are performed and amounts are finalized.

        The unaudited pro forma condensed combined financial statements are preliminary, are provided for illustrative purposes only and do not purport to represent what our actual consolidated results of operations or consolidated financial position would have been had the transactions occurred on the date assumed, nor are they indicative of our future consolidated results of operations or financial position. The actual results reported in periods following the transactions may differ significantly from those reflected in these pro forma financial statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare these pro forma financial statements and actual amounts, cost savings from operating efficiencies, timing and impact of potential synergies, the impact of the incremental costs incurred in integrating Welch Allyn's operations, changes in the allocation of purchase price, and the actual interest rates applicable to the funds borrowed to finance the acquisition of Welch Allyn. As a result, the pro forma information does not purport to be indicative of what the financial condition or results of operations would have been had the transactions been completed on the applicable dates of this pro forma financial information. The pro forma financial statements are based upon the historical consolidated financial statements of Hill-Rom and Welch Allyn and do not purport to project the future financial condition and results of operations after giving effect to the transaction.

Note 2—Reclassification Adjustments to Welch Allyn Financial Statements

        The following reclassification adjustments have been made to the historical balance sheet and statements of income of Welch Allyn to conform financial statement line item classification with Hill-Rom's presentation as follows:

Reclassification included in the unaudited adjusted historical consolidated statement of income for the twelve months ended June 30, 2015 ($ in millions):

	Before Reclassification	Reclassification Increase (Decrease)		After Reclassification
Capital Sales	$691.2	$(7.1)	(1)	$684.1
Cost of goods sold	345.0	(5.6)	(2)	339.4
Research and development expenses	—	55.5	(2)	55.5
Selling and administrative expenses	312.5	(58.9)	(2)	253.6
Special charges	(1.3)	1.9	(2)	0.6

(1)
Reclassification adjustment represents GPO Administration fees which are shown in Selling and Administrative expenses by Welch Allyn. Hill-Rom has a policy to net such fees against revenue.

(2)
Welch Allyn costs and expenses have been reclassified to conform financial statement line item classification with Hill-Rom's presentation.

Reclassification included in the unaudited adjusted historical consolidated statement of income for the fiscal year ended September 30, 2014 ($ in millions):

	Before Reclassification	Reclassification Increase (Decrease)		After Reclassification
Capital Sales	$683.8	$(6.7)	(1)	$677.1
Cost of goods sold	340.4	(8.2)	(2)	332.2
Research and development expenses	—	49.8	(2)	49.8
Selling and administrative expenses	278.7	(52.7)	(2)	226.0
Special charges	1.1	4.4	(2)	5.5

(1)
Reclassification adjustment represents GPO Administration fees which are shown in Selling and Administrative expenses by Welch Allyn. Hill-Rom has a policy to net such fees against revenue.

(2)
Welch Allyn costs and expenses have been reclassified to conform financial statement line item classification with Hill-Rom's presentation.

Reclassification included in the unaudited adjusted historical consolidated statement of income for the nine months ended June 30, 2015 ($ in millions):

	Before Reclassification	Reclassification Increase (Decrease)		After Reclassification
Capital Sales	$526.3	$(5.2)	(1)	$521.1
Cost of goods sold	266.3	(2.8)	(2)	263.5
Research and development expenses	—	43.8	(2)	43.8
Selling and administrative expenses	249.6	(46.2)	(2)	203.4

(1)
Reclassification adjustment represents GPO Administration fees which are shown in Selling and Administrative expenses by Welch Allyn. Hill-Rom has a policy to net such fees against revenue.

(2)
Welch Allyn costs and expenses have been reclassified to conform financial statement line item classification with Hill-Rom's presentation.

Reclassification adjustments included in the unaudited adjusted historical consolidated balance sheet to conform financial statement line item classification with Hill-Rom's presentation as of June 30, 2015 ($ in millions):

	Before Reclassification	Reclassification Increase (Decrease)		After Reclassification
Software and other, net	$30.2	$29.5	(1)	$59.7
Other assets	128.0	(29.5)	(1)	98.5
Accrued compensation	—	20.2	(2)	20.2
Accrued product warranties	—	3.3	(2)	3.3
Other current liabilities	106.7	(23.5)	(2)	83.2

(1)
Adjustment represents a reclassification between Other assets and Software and other to conform financial statement line item classification with Hill-Rom's presentation.

(2)
Adjustment represents a reclassification between Accrued compensation, Accrued product warranties and Other current liabilities to conform financial statement line item classification with Hill-Rom's presentation.

Note 3—Purchase Price Allocation

        The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the allocation of the preliminary estimated purchase price to identifiable assets to be acquired and liabilities to be assumed, with the excess recorded as goodwill. The final purchase price allocation may be different than that reflected in the pro forma purchase price allocation presented herein, and this difference may be material. The purchase price allocation in these unaudited pro forma condensed combined financial statements is based upon an estimated purchase price of approximately $2,287.1 million. This amount was derived in accordance with the Merger Agreement based on (i) 8,133,722 shares of Hill-Rom common stock, valued at $425.0 million based on the volume weighted average price of Hill-Rom's common stock for the preceding 10 trading days as reported by Bloomberg at the close of trading on June 16, 2015 and (ii) $1,625.0 million of cash consideration, subject to adjustment in accordance with the terms of the Merger Agreement.

        The total preliminary Merger consideration is calculated as follows ($ in millions):

Cash consideration	$1,625.0
Estimated merger consideration adjustments:
Estimated working capital adjustment	12.6
Cash on hand	228.5
Indebtedness	(4.0)

Adjusted cash consideration	1,862.1
Hill-Rom common stock to be issued	425.0

Total preliminary merger consideration	$2,287.1

        The actual value of Hill-Rom common stock to be issued in the Merger will depend on the market price of shares of Hill-Rom common stock at the closing date of the Merger, and therefore the actual purchase price will fluctuate with the market price of Hill-Rom common stock until the Merger is consummated.

        The table below represents a preliminary allocation of the total Merger consideration to Welch Allyn's tangible and intangible assets acquired and liabilities assumed based on Hill-Rom management's preliminary estimate of their respective fair values ($ in millions):

Purchase Price Allocation
Cash and cash equivalents	$228.5
Working capital excluding cash and cash equivalents(1)	84.4
Property, plant and equipment, net(2)	119.5
Intangible assets(3)	899.9
Goodwill(4)	1,234.0
Other long-term assets(5)	62.6
Other long-term liabilities(5)	(20.5)
Deferred income tax liabilities(6)	(321.3)

Total preliminary merger consideration	$2,287.1

(1)
Includes preliminary step-up to acquired inventories of $29.2 million.

(2)
The preliminary property, plant and equipment fair value estimate is based on a preliminary valuation.

(3)
The preliminarily intangible asset fair value estimates are based on a preliminary valuation and are subject to change. The preliminary intangible assets associated with the Transactions include trade names, customer base and technologies as outlined below:

	Fair Value	Useful Life
Trade names	$377.4	Indefinite
Customer base	458.4	10 years
Technologies	64.1	4 - 5 years

Total Welch Allyn intangible assets	$899.9

(4)
Preliminary goodwill resulting from the Transactions is primarily due to enhanced customer relevance and a stronger competitive position resulting from the Merger, including a complimentary commercial position, product portfolio, and enhanced synergies.

(5)
The preliminary fair value estimates of other long term assets and liabilities assumed on acquisition of Welch Allyn Business.

(6)
Deferred income taxes on acquired intangibles and property step-up, including inventories.

Note 4—Income Statement Adjustments

        The unaudited pro forma condensed combined income statements reflect the following adjustments ($ in millions):

  A.
  Cost of goods sold, Research and development expenses, and Selling and administrative expenses:

	For the Twelve Months Ended June 30, 2015	For the Fiscal Year Ended September 30, 2014	For the Nine Months Ended June 30, 2015
COGS—Depreciation expense(1)	$(1.4)	$1.3	$(1.6)
R&D—Depreciation expense(1)	$(0.1)	$0.1	$(0.1)
SG&A—Depreciation expense(1)	$(1.4)	$1.1	$(1.8)
SG&A—Amortization expense(2)	49.7	51.2	36.9
DISC Commission expense(3)	(11.6)	(21.0)	(7.0)

Total pro forma adjustment to selling and administrative expenses	$36.7	$31.3	$28.1

(1)
Adjustments have been included in the unaudited pro forma condensed combined income statements for the twelve months ended June 30, 2015, the year ended September 30, 2014 and the nine months ended June 30, 2015 to eliminate historical depreciation expense of $22.4, $20.3 and $17.3, respectively, related to historical values of Welch Allyn property, plant and equipment, and to record estimated depreciation expenses of $19.5, $22.8 and $13.8, respectively, based on estimated preliminary values of the acquired property, plant and equipment. The estimated preliminary values of the acquired property, plant and equipment have a weighted average useful life of approximately 15 years.

(2)
Adjustments have been included in the unaudited pro forma condensed combined income statements for the twelve months ended June 30, 2015, the year ended September 30, 2014 and the nine months ended June 30, 2015 to eliminate historical amortization expense of $6.1, $4.6 and $4.9, respectively, related to historical values of Welch Allyn intangible assets, and to record estimated amortization expenses of $55.8, $55.8 and $41.8, respectively, based on estimated preliminary values of the acquired intangible assets. The estimated preliminary values of the acquired intangible assets have a weighted average useful life of approximately 9 years.

(3)
Represents the reversal of the commission expense paid to a Domestic International Sales Corporation ("DISC") affiliated by common ownership under Welch Allyn. The DISC was not acquired in the transaction and is not permitted under IRS regulations for public companies.
  B.
  Interest expense:

        We intend to finance the Merger and pay related fees and expenses associated therewith with (i) the Senior Secured Credit Facilities comprised of (A) the $1.0 billion TLA Facility, (B) the $800.0 million TLB Facility and (C) the $500.0 million Revolving Credit Facility and (ii) the issuance of notes hereby.

        The following reconciliation provides additional details behind the pro forma interest expense adjustment reflected in the accompanying unaudited pro forma condensed combined income statement ($ in millions):

	For the Twelve Months Ended June 30, 2015	For the Fiscal Year Ended September 30, 2014	For the Nine Months Ended June 30, 2015
Interest expense associated with borrowings to complete the proposed merger and refinance certain existing Hill-Rom debt(1)	$(89.1)	$(81.9)	$(68.7)
Amortization of fees	(7.9)	(8.0)	(6.0)
Pro forma interest expense	(97.0)	(89.9)	(74.7)
Elimination of the historical interest expense of Hill-Rom Holdings, Inc.(2)	9.0	6.4	7.0

Pro forma interest expense adjustment	$(88.0)	$(83.5)	$(67.7)

(1)
Interest expense reflects a weighted average interest rate of 3.9% over the period.

(2)
Elimination of interest on Hill-Rom existing debt to be repaid with the proceeds of the planned borrowings.

        An increase in the variable interest rates assumed in the weighted average interest rate of 0.125% would result in an increase in interest expense for the twelve months ended June 30, 2015, the year ended September 30, 2014, and the nine months ended June 30, 2015 of $0.9, $1.0 and $0.7, respectively.

  C.
  Income tax expense ($ in millions):

	For the Twelve Months Ended June 30, 2015	For the Year Ended September 30, 2015	For the Nine Months Ended June 30, 2015
Income tax expense(1)	$(45.2)	$(42.7)	$(34.6)

(1)
Tax effects of pro forma adjustments reflect a blended statutory tax rate of 37%.

Note 5—Balance Sheet Adjustments

        The unaudited pro forma condensed combined balance sheet reflects the following adjustments ($ in millions):

  D.
  Cash and cash equivalents:

Hill-Rom term loan repayment(1)	$(525.0)
Debt issuance cost(2)	(45.6)
Notes offered hereby(3)	425.0
Cash consideration(4)	(1,862.1)
Term Loan Facilities(3)	1,800.0
Hill-Rom merger costs(5)	(30.0)

Total pro forma adjustment to cash and cash equivalents	$(237.7)

(1)
Represents the extinguishment of Hill-Rom's revolving and historical term loans.

(2)
Represents capitalized financing fees related to the Term Loan Facilities, the Revolving Credit Facility and the notes offered hereby.

(3)
For a discussion of the Term Loan Facilities and the notes offered hereby see Section-E, Long term debt, below.

(4)
Represents the estimated amount of cash consideration to be paid on the acquisition of Welch Allyn.

(5)
Estimated Merger fees including legal and professional fees.
  E.
  Long term debt:

        Adjustments to reflect the debt capitalization structure assumed to be outstanding for all periods presented in the above pro forma financial statements is as follows ($ in millions):

	Long Term	Current	Total
Senior secured term loan A facility	$950.0	$50.0	$1,000.0
Senior secured term loan B facility	792.0	8.0	800.0
Notes offered hereby	425.0	—	425.0

Pro forma debt	2,167.0	58.0	2,225.0
Elimination of the historical debt of Hill-Rom Holdings, Inc.—long term	(395.0)	—	(395.0)
Elimination of the historical debt of Hill-Rom Holdings, Inc.—current	—	(130.0)	(130.0)

Long term and current debt adjustments	$1,772.0	$(72.0)	$1,700.0

  F.
  Other current assets:

Establish income tax receivable resulting from close date settlement of Welch Allyn long-term incentive and deferred compensation plan obligations	$19.0

  G.
  Other assets:

Available-for-sale securities(1)	$(3.5)
Deferred compensation(2)	(31.3)
Capitalized financing fees(3)	45.6
Write-off of Hill-Rom capitalized financing fees(4)	(2.7)

Total pro forma adjustment to other assets	$8.1

(1)
Represents investments by Welch Allyn in available-for-sale equity securities which are held to fund the long term incentive plan to be settled at close of the Merger.

(2)
Represents Welch Allyn trading account investments held with third party to fund deferred compensation plan which will be settled at close of the Merger.

(3)
Represents the capitalized financing fees related to the Term Loan Facilities, the Revolving Credit Facility and the notes offered hereby.

(4)
Represents the write-off of capitalized financing fees related to the extinguishment of existing Hill-Rom debt.

  H.
  Other current liabilities:

Short term portion of long term incentive plan(1)	$(11.3)
Write-off of Hill-Rom capitalized financing fees(2)	(1.0)
Tax impact of merger expenses(3)	(10.0)
Elimination of income tax payable with establishment of tax receivable(4)	(23.9)
Establishment of payable to seller for tax periods prior to close(5)	17.0

Total pro forma adjustment to other current liabilities	$(29.2)

(1)
Represents settlement of short-term portion of Welch Allyn long-term incentive plan obligation which will be satisfied at close of the Merger.

(2)
Represents tax benefit on write-off of capitalized financing fees related to extinguishment of existing Hill-Rom debt.

(3)
Represents estimated tax benefit on Merger expenses.

(4)
Elimination of Welch Allyn income tax payable upon establishment of income tax receivable discussed in Note 5.F. above.

(5)
Establishment of liability to seller to cover recoverable income taxes due seller under terms of Merger Agreement.
  I.
  Other long-term liabilities:

Long term incentive plan(1)	$(81.2)
Deferred compensation(2)	(31.3)

Total pro forma adjustment to other long-term liabilities	$(112.5)

(1)
Represents settlement of long-term portion of Welch Allyn long-term incentive plan obligation which will be satisfied on the closing date of the Merger.

(2)
Represents settlement of deferred compensation liability on closing date of Merger as a result of change in control provisions of the plan.
  J.
  Deferred income taxes were adjusted as follows(1):

Short-term deferred tax liability on inventory step-up	$(10.8)
Elimination of deferred tax associated with short term portion of long term incentive plan	(4.2)

Total pro forma adjustment to current deferred income tax asset	$(15.0)

Removal of Welch Allyn deferred tax liability on deductible goodwill	$3.7
Elimination of deferred tax associated with deferred compensation plan adjustment	(10.7)
Elimination of deferred tax associated with long term incentive plan	(30.0)
Elimination of deferred tax on available-for-sale securities adjustment	0.5

Total pro forma adjustment to non-current deferred income tax asset	$(36.5)

Deferred tax liability on intangible and PP&E step-up	$321.3

(1)
Reflects an adjustment to deferred tax assets and liabilities representing a blended global statutory rate of approximately 37% multiplied by either (i) the preliminary fair value adjustments made to the assets to be acquired and liabilities to be assumed, excluding goodwill, or (ii) the applicable pro forma adjustments to related assets and liabilities that will or will not be assumed by the combined company included herein. For purposes of these unaudited pro forma condensed combined financial statements, a global blended statutory tax rate of approximately 37% has been used. This does not reflect Hill-Rom's expected effective tax rate, which will include other tax charges and benefits, and does not take in to account any historical or possible future tax events that may impact Hill-Rom following the consummation of the Transaction.

  K.
  Equity

        All outstanding shares of Welch Allyn common stock will be exchanged for 8,133,722 shares of Hill-Rom common stock and the Cash Consideration in connection with the Merger. The estimated fair value of the equity-based consideration to acquire Welch Allyn common stock outstanding totaled $425.0 million, which is based on Hill-Rom's volume weighted average common stock price for the preceding 10 trading days as reported by Bloomberg at the close of trading on June 16, 2015. It is possible that the value of the fixed number of shares will fluctuate prior to the closing date of the Merger. For purposes of these pro forma statements, it is assumed the equity consideration is valued at $425.0 million.

        The table below summarizes the change in stockholders' equity as a result of the acquisition:

	Common Stock	APIC	Retained Earnings	AOCI	Treasury Stock
Issuance of shares of Hill-Rom's common stock	$—	$425.0	$—	$—	$—
Elimination of Welch Allyn shareholders' equity	(1.1)	—	(685.8)	(3.8)	152.3
Hill-Rom related merger costs, net of tax	—	—	(20.0)	—	—
Write-off of Hill-Rom capitalized financing fees, net of tax	—	—	(1.7)	—	—

Total pro-forma adjustment	$(1.1)	$425.0	$(707.5)	$(3.8)	$152.3

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  Exhibit 99.1
CERTAIN DEFINED TERMS
NON-GAAP FINANCIAL MEASURES